Exhibit 10.4

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is made and entered into as of February 17, 2026 by ALLEN SALMASI, an individual residing in the State of New York (“Allen”), and Nicole SALMASI an individual residing in the State of New York (“Nicole” and together with Allen, each individually and collectively, joint and severally, the “Guarantor”), in favor of PASADENA PRIVATE LENDING INC., a Delaware corporation (“Lender”), in connection with that certain Loan Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among Lender, VEEASYSTEMS INC., a Delaware corporation (the “Borrower”), Guarantor and the other Guarantors identified therein. Unless otherwise indicated herein, all terms in this Guaranty carry the same definitions as those in the Loan Agreement. As a material inducement to and in consideration of Lender entering into the Loan Agreement and making the Loans described therein, Guarantor hereby agrees as follows:

1. Guarantor acknowledges and agrees that Guarantor is receiving independent financial benefit, directly or indirectly, from the making of the Loans evidenced by the Loan Agreement.

2. Guarantor, unconditionally and irrevocably, guarantees, as a primary obligor and not as a surety, and promises to perform and be liable for (a) all Loans and all indebtedness (including principal and accrued interest) arising solely under the Loan Agreement and/or any other Loan Document, (b) all reasonable fees, costs and expenses due or payable by the Borrower to Lender in connection with the Loans or under the Loan Agreement or any other Loan Documents, and (c) all additional or other indebtedness, obligations or liabilities of Borrower, Guarantor or the Company Guarantors to Lender arising solely in connection with the Loans or under the Loan Agreement, any Guaranty or any other Loan Document (the “Guaranteed Obligations”), including without limitation any such indebtedness, obligations or liabilities pursuant to (i) that certain Term Loan Promissory Note of even date herewith in the principal amount of $5,550,000, executed by the Borrower (the “Initial Term Note”), and (ii) any Accordion Term Loan Promissory Note which may be executed by the Borrower in connection with the Loan Agreement in an aggregate principal amount of up to $5,000,000 (each an “Accordion Term Note” and collectively, with the Initial Term Note, the “Notes”). Accordingly, Guarantor acknowledges and agrees that Lender may enforce this Guaranty against any Guarantor, in whole or in part, without the need or obligation to enforce this Guaranty against any other Person, including Borrower or any other Guarantor.

3. Guarantor agrees that, without the consent of, or notice to, Guarantor and without affecting any of the obligations of Guarantor under this Guaranty, (a) Lender and Borrower may amend, compromise, release, or otherwise alter any term, covenant, or condition of the Loan Agreement and the other Loan Documents, and Lender may assign, sell or transfer its interest in the Loans by operation of law or otherwise as expressly permitted under the Loan Agreement, and Guarantor guarantees and promises to perform all the obligations of Borrower under the Loan Agreement and the other Loan Documents as so amended, compromised, released, or altered, and notwithstanding such sale, transfer or assignment; (b) Lender may release, substitute, or add any guarantor of or party to the Loan Agreement or the other Loan Documents; (c) Lender may exercise, not exercise, impair, modify, limit, destroy, or suspend any right or remedy of Lender under the Loan Agreement and the other Loan Documents; and (d) Lender or any other Person acting on Lender’s behalf may otherwise act toward, or enforce Lender’s rights against, Borrower, Guarantor, any party to the Loan Agreement and the other Loan Documents, or any other guarantor or other Person.

4. Guarantor waives and agrees not to assert or take advantage of (a) any right to require Lender to proceed against Borrower or any other Person, or to pursue any other remedy before proceeding against Guarantor; (b) any right or defense that may arise by reason of the incapacity, lack of authority, death, or disability of Borrower, or any other Person; (c) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction, or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Borrower of the subrogation rights of Guarantor, or of the right of Guarantor to proceed against Borrower for reimbursement; and (d) the benefit of any statute of limitations affecting the liability of Guarantor under this Guaranty or the enforcement of this Guaranty. Without limiting the generality of the foregoing, Guarantor waives the benefits of the provisions of California Civil Code §§ 2809–2810, 2815, 2819, 2845, and 2849–2850 and any similar or analogous statutes of California or any other jurisdiction. In addition, Guarantor waives and agrees not to assert or take advantage of any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of adverse change in the financial status of Borrower or other facts that increase the risk to Guarantor, notices of nonperformance, and notices of acceptance of this Guaranty), and protests of each and every kind. Additionally, without limiting any of the foregoing, Guarantor further expressly:

(a)	waives to the fullest extent permitted under Section 2856 of the California Civil code, all waivers permitted thereunder including, but not limited to, any rights of Guarantor of subrogation, reimbursement, indemnification, and/or contribution against Borrower or any other person or entity and any other rights and defenses that are or may become available to Guarantor or any other person or entity by reasons of Sections 2787-2855, inclusive, together with any rights Guarantor may have under 2899 and 3433 of the California Civil Code or similar rights and defenses that Guarantor may have under comparable provisions of the laws of any other jurisdiction or other laws of the State of California;

(b)	waives any rights or defenses that may be available by reason of any election of remedies by Lender (including, without limitation, any such election which in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantor’s subrogation rights, rights to proceed against Borrower for reimbursement, or any other rights of Guarantor to proceed against any other person, entity or security, including but not limited to any defense based upon an election of remedies by Lender under the provisions of Section 580(d) of the California Code of Civil Procedure or any similar law of California or of any other State or of the United States); and

(c)	waives any rights or defenses Guarantor may have because all or any portion of the Guaranteed Obligations are secured by real property or any estate for years and (ii) agrees that such waived rights or defenses include, but are not limited to, any rights or defenses that are based upon, directly or indirectly, the application of Section 580(a), Section 580(d) or Section 726 of the California Code of Civil Procedure to the Guaranteed Obligations (or any other statute limiting a Lender’s right to a deficiency).

THE PROVISIONS OF THIS SECTION MEAN, AMONG OTHER THINGS:

(i)	Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the Indebtedness;

(ii)	If Lender forecloses on any real property pledged by Borrower, the Guaranteed Obligations of Borrower shall not be reduced by the price for which the collateral sold at the foreclosure sale or the value of the collateral at the time of the sale; and

(iii)	Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right of Guarantor to collect from Borrower.

FURTHER, the provisions of this GUARANTY constitute an unconditional and irrevocable waiver of any rights and defenses GUARANTOR may have because Borrower’s obligations are secured by real property. These rights and defenses, include, but are not limited to, any rights or defenses based upon Section 580(A), Section 580(B), Section 580(D) or Section 726 of the California Code of Civil Procedure.

(d)	Guarantor further waives all rights and defenses arising out of any failure of Lender to disclose to Guarantor any information relating to the financial condition, operations, properties or prospects of Borrower now or in the future known to Lender (Guarantor waiving any duty on the part of Lender to disclose such information.

5. Until all of Borrower’s obligations under the Loan Agreement and the other Loan Documents are fully performed, Guarantor (a) will have no right of subrogation against Borrower by reason of any payments or acts of performance by Guarantor under this Guaranty; and (b) subordinates any liability or indebtedness of Borrower now or hereafter held by Guarantor to Borrower’s obligations under, arising out of, or related to the Loan Agreement and the other Loan Documents, except as expressly provided for in the Loan Agreement.

6. This Guaranty applies to, inures to the benefit of, and binds all parties to this Guaranty, their heirs, devisees, legatees, executors, administrators, representatives, successors, and assigns. This Guaranty may be assigned by Lender only in connection with an assignment of the Loans in accordance with the Loan Agreement.

7. Guarantor will not, without the prior written consent of Lender, commence (or join with any other Person in commencing) any bankruptcy, reorganization, or insolvency proceeding against Borrower. The obligations of Guarantor under this Guaranty will not be altered, limited, or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Borrower, or by any defense that Borrower may have by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. Guarantor will file in any bankruptcy, or other proceeding in which the filing of claims is required or permitted by law, all claims that Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor, and Guarantor will assign to Lender all rights of Guarantor under these claims. Lender will have the sole right to accept or reject any plan proposed in such proceeding and to take any other action that a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy, or otherwise, the Person or Persons authorized to pay such claim will pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled; provided that Guarantor’s obligations under this Guaranty will not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything other than cash, it will be held as collateral for amounts due under this Guaranty.

8. To the extent now or hereafter permitted by law, Guarantor waives the right to a jury trial of any cause of action, claim, counterclaim, or cross-complaint in any action, proceeding, or other hearing brought by either Lender against Borrower or Guarantor or by Borrower or Guarantor against Lender on any matter arising out of, or in any way connected with, the Loan Agreement and the other Loan Documents, this Guaranty, the relationship of Lender and Borrower, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect (each, a “Party Claim”). In the event that the jury waiver in the foregoing is not enforceable under California law, then Guarantor agrees that any and all Party Claims shall be resolved (and a decision shall be rendered) by way of a general reference as provided for in Part 2, Title 8, Chapter 6 (§ 638 et. seq.) of the California Code of Civil Procedure, or any successor California statute governing resolution of disputes by a court appointed referee.

9. As a further material part of the consideration to Lender to enter into the Loan Agreement and the other Loan Documents with Borrower, (a) Guarantor agrees that the law of the State of California will govern all questions with respect to this Guaranty; (b) Guarantor agrees that any suit, action, or proceeding arising directly or indirectly from this Guaranty, the Loan Agreement and the other Loan Documents, or the subject matter of any of such will be litigated only in courts located within the County of Los Angeles and State of California; and (c) Guarantor irrevocably consents to the jurisdiction of any local, state, or federal court located within the County of Los Angeles and State of California.

10. If a claim (a “Claim”) is made against Lender at any time (whether before or after payment or performance in full of any obligation of Guarantor, and whether such Claim is asserted in a bankruptcy proceeding or otherwise) for repayment or recovery of any amount or other value received by Lender (from any source) in payment of, or on account of, any obligation of Guarantor under this Guaranty, and if Lender repays such amount, returns value, or otherwise becomes liable for all or part of such Claim by reason of (a) any judgment, decree, or order of any court or administrative body; or (b) any settlement or compromise of such Claim, then Guarantor will remain liable to Lender for the amount so repaid or returned or for which Lender is liable to the same extent as if such payments or value had never been received by Lender, despite any termination of this Guaranty, termination of the Loan Agreement or the other Loan Documents, or cancellation of any document evidencing any obligation of Guarantor under this Guaranty.

11. This Guaranty will constitute the entire agreement between Guarantor and Lender with respect to the subject matter of this Guaranty and supersedes all prior agreements and understandings, whether verbal or written, of the parties, pertaining to that subject matter. Guarantor is not relying on any representations, warranties, or inducements from Lender that are not expressly stated in this Guaranty.

12. No provision of this Guaranty or right of Lender under it may be waived, nor may Guarantor be released from any obligation under this Guaranty, except by a writing duly executed by an authorized officer or director of Lender. This Guaranty may not be changed or amended orally but only by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

13. In the event that one or more of the provisions contained in this Guaranty shall be deemed to be invalid, illegal or unenforceable in any respect under any applicable law, the other provisions contained herein shall not in any way be affected or impaired thereby, and this Guaranty shall remain effective in all respects to the maximum extent permitted by law.

14. The waiver or failure to enforce any provision of this Guaranty will not operate as a waiver of any other breach of such provision or any other provisions of this Guaranty; nor will any single or partial exercise of any right, power, or privilege preclude any other or further such exercise or the exercise of any other right, power, or privilege.

15. Time is strictly of the essence under this Guaranty and any amendment, modification, or revision of this Guaranty.

16. If an action against the other party arises out of this Guaranty, the prevailing party will be entitled to have and recover from the other party reasonable attorney fees and documented, out-of-pocket collection costs incurred in, and in preparation for, the action, arbitration, or mediation.

17. Any notice, request, demand, instruction, or other communication to be given to any party under this Guaranty must be in writing and must be delivered in the manner provided in the Loan Agreement for delivery of notices (and will be deemed delivered in accordance with the time periods set forth in the Loan Agreement) and addressed to the party to be notified at the address set forth next to the parties’ signatures, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party.

18. Guarantor represents that the execution and delivery of this Guaranty will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease loan, credit agreement, partnership agreement, or other contract or instrument to which Guarantor is a party or by which Guarantor may be bound.

19. Guarantor acknowledges that the Company Guarantors are concurrently entering into separate guaranty agreements (collectively, the “Affiliate Guaranty”) in favor of Lender with respect to the Loan Agreement and the other Loan Documents and that the guaranty provided pursuant to this Guaranty is and shall be joint and several with the Affiliate Guaranty, such that Lender may enforce this Guaranty in whole or part against Guarantor under this Guaranty, and not enforce the Affiliate Guaranty, or pursue enforcement against one or more Affiliate Guarantors and not against the Guarantor under this Guaranty, or pursue enforcement against Guarantor or the Company Guarantors, all in Lender’s sole and absolute discretion.

20. This Guaranty shall terminate, and be of no further force or effect, and Guarantor shall no further obligations hereunder upon the payment in full of the Guaranteed Obligations (except if and to the extent of any obligations thereunder expressly survive thereafter and subject to any reinstatement of such Guaranteed Obligations) without the necessity of any further act, condition or acceptance by Lender, and Lender agrees to promptly execute and deliver to Borrower and Guarantor such documents as Borrower and Guarantor may reasonably request to evidence such termination.

21. Each of the parties will execute such other and further documents and do such further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Guaranty.

22. This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile, electronic (e.g., DocuSign) or by “PDF” attachment to an email to the recipient party shall be effective as delivery of a manually executed counterpart of this Guaranty.

23. Guarantor acknowledges the law firm of Dorsey & Whitney LLP (the “Firm”) has prepared the Loan Agreement and the other Loan Documents on behalf of Lender. The Firm does not represent Borrower, Guarantor or any other Person in connection with the Loan Agreement or any other Loan Document, nor possesses fiduciary duties to Borrower, Guarantor or any other Person in connection with the Loan Agreement or any other Loan Document, and Borrower and Guarantor have had the opportunity to engage its, his or her own independent tax and legal counsel in connection with the Loan and the execution of the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of the date first set forth above.

GUARANTOR:

ALLEN SALMASI, an individual

NICOLE SALMASI, an individual

[Signature Page to Guaranty Agreement (INDIVIDUAL GUARANTORS)]